Exhibit 99.1

M.D.C. HOLDINGS, INC.

News Release

M.D.C. HOLDINGS ANNOUNCES 2012 FOURTH QUARTER RESULTS

DENVER, COLORADO, Thursday, January 31, 2013. M.D.C. Holdings, Inc. (NYSE: MDC) announced results for the quarter ended December 31, 2012.

2012 Fourth Quarter Highlights and Comparisons to 2011 Fourth Quarter

•	Net income of $29.7 million, or $0.59 per diluted share vs. net loss of $18.8 million, or $0.40 per diluted share

•	2011 fourth quarter included $20.2 million charge related to debt extinguishment

•	Net new orders of 869 homes, up 66%

•	Backlog of 1,645 homes, up 58%; backlog dollar value up 76% to $579.0 million

•	Home sale revenues of $389.1 million, up 69%

•	Homes closed of 1,221 homes, up 54%

•	Gross margin from home sales of 16.7% vs. 14.9%

•	Improvement of 120 basis points vs. 15.5% in 2012 third quarter

•	Excluding impairments of $1.1 million, gross margin from home sales was up 150 basis points from the 2012 third quarter to 17.0%*

•	SG&A expenses as a percentage of home sale revenues of 12.6% vs. 15.6%, a 300 basis point improvement

•	Homebuilding operations pretax income of $22.2 million vs. loss of $18.5 million

•	Financial services segment pretax profit of $7.7 million vs. loss of $1.3 million

•	Acquired 2,335 lots in 67 communities, including 42 new communities

2012 Full Year Highlights and Comparisons to 2011 Full Year

•	Net income of $62.7 million, or $1.28 per diluted share vs. net loss of $98.4 million, or $2.12 per diluted share

•	2011 included $38.8 million charge related to debt extinguishment

•	Net new orders of 4,342 homes, up 50%

•	Home sale revenues of $1.15 billion, up 43%

•	Homes closed of 3,740 homes, up 35%

•	Gross margin from home sales of 15.4% vs. 13.1%

•	SG&A expenses as a percentage of home sale revenues of 14.5% vs. 22.2%, a 770 basis point improvement

Larry A. Mizel, MDC’s Chairman and Chief Executive Officer, stated, “I am pleased to announce a fourth quarter profit of $0.59 per share, our fourth consecutive quarterly operating profit, with net income improving by almost $50 million over the prior year. For the full year,

M.D.C. HOLDINGS, INC.

our net income improved by more than $160 million. Our favorable results were attributable to significantly improved operating profits from both our homebuilding and financial services segments, which benefited from improving market conditions and our operational improvements, leading to increased volume and margins for both businesses.”

Mr. Mizel continued, “During the fourth quarter, we continued to see signs of improving demand. While historically our sales pace has declined from the third to the fourth quarter, in 2012 it was almost unchanged, leading to a year-over-year improvement in our fourth quarter net home orders of 66%. The strengthening sales pace has allowed us to raise prices and reduce incentives, leading to significant improvements in our gross profit margin on both a sequential and year-over-year basis. We believe that our focus on the balance between price and sales pace will continue to be critical to our success in 2013, as we expect to see pressure on land and building costs based on improving demand. In addition, we believe our unit backlog, which ended the quarter up 58% from a year ago, will help drive the revenue increases we need to improve our operating leverage in future periods.”

Mizel concluded, “Given the expanding volume for our business, land acquisition remains a key Company focus. During the fourth quarter, we purchased more than 2,300 lots, exceeding our combined acquisition activity for the previous four quarters. These land purchases drove a 10% increase in our lot supply from the end of the third quarter and should help us to grow our community count in the first half of 2013. After increasing our investment in homebuilding assets in the fourth quarter, we recently raised $250 million in the form of 30-year senior unsecured notes, in support of the long-term growth and continued financial strength and liquidity of our Company.”

Homebuilding

Home sale revenues for the 2012 fourth quarter increased 69% to $389.1 million compared to $230.7 million for the prior year period. The increase in revenues resulted primarily from a 54% increase in homes closed to 1,221 homes as compared to 792 in the prior year. The Company’s average selling price for homes closed was $318,700, up 9% year-over-year compared to $291,300 for the prior year period, primarily due to increased prices and lower incentives in many of our markets, coupled with a mix shift in closings to more desirable communities within individual markets.

Gross margin from home sales for the 2012 fourth quarter increased to 16.7% from 14.9% for the year-earlier period. On a sequential basis, our 2012 fourth quarter gross margin from home sales was up 120 basis points as compared to 15.5% for the 2012 third quarter and up 150 basis points to 17.0% excluding $1.1 million of inventory impairments*. Both increases were attributable to the Company’s increased pricing and decreased incentives in most markets for much of 2012. Additionally, the year-over-year and sequential increases for homes started without a buyer under contract were particularly strong, as the available resale inventory in many of our markets remained at low levels.

M.D.C. HOLDINGS, INC.

Our 2012 fourth quarter SG&A expenses were $49.2 million, compared to $35.9 million for the 2011 fourth quarter. The increase in SG&A was attributable to a $7.5 million increase in general and administrative expenses, as the 2011 fourth quarter benefited from sizeable reductions to our bonus and legal accruals, which did not recur in the 2012 fourth quarter. Additionally, the Company’s commissions expense increased by $4.9 million, attributable to our increase in home sale revenues. Despite the increased SG&A expenses, the Company’s operating leverage improved because of strong top-line growth, with SG&A expenses as a percentage of home sales revenues decreasing 300 basis points to 12.6% for the 2012 fourth quarter versus 15.6% for the same period in 2011.

Net new orders for the 2012 fourth quarter increased 66% to 869 homes, compared to 523 homes during the same period in 2011. The Company’s monthly sales absorption rate for the 2012 fourth quarter rose 98% to 1.86 per community, compared to 0.94 per community for the 2011 fourth quarter. The Company’s cancellation rate for the 2012 fourth quarter was 24% versus 45% in the prior year fourth quarter and 27% in the 2012 third quarter.

The Company ended the 2012 fourth quarter with 1,645 homes in backlog, with an estimated sales value of $579.0 million, compared with a backlog of 1,043 homes with an estimated sales value of $329.9 million at December 31, 2011.

Financial Services

Income before taxes from our financial services operations for the 2012 fourth quarter was $7.7 million, compared to a loss of $1.3 million for the 2011 fourth quarter. The increase in pretax income primarily reflected a $7.7 million increase in our mortgage segment’s pretax results from a loss of $0.4 million in the 2011 fourth quarter to income of $7.3 million for the 2012 fourth quarter. The improvement in our mortgage profitability was driven primarily by year-over-year increases in the gains on sales of mortgage loans and the corresponding servicing rights, and higher origination income. These increases were due largely to favorable mortgage market conditions, increases in the volume of loans locked and originated, and a decrease in the level of special financing programs that we offered our homebuyers. Additionally, mortgage operations benefited from a $4.0 million decrease in the expense recognized for mortgage loan losses.

About MDC

Since 1972, MDC’s subsidiary companies have built and financed the American dream for more than 170,000 homebuyers. MDC’s commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Francisco Bay Area, Washington D.C., Baltimore, Philadelphia, Jacksonville and Seattle. The Company’s subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through

M.D.C. HOLDINGS, INC.

HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol “MDC.” For more information, visit www.mdcholdings.com.

Forward-Looking Statements

Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by the Company, including cancellation rates, net home orders, home gross margins, and land and home values; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of the Company’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; and (16) other factors over which the Company has little or no control. Additional information about the risks and uncertainties applicable to the Company’s business is contained in the Company’s Form 10-K for the year ended December 31, 2012, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

Contact:	Robert N. Martin
Vice President of Finance
(720) 977-3431
bob.martin@mdch.com

*	Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

M.D.C. HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$389,141	$230,732	$1,150,998	$805,164
Land sale revenues	1,724	8,360	5,144	11,859

Total home sale and land revenues	390,865	239,092	1,156,142	817,023

Home cost of sales	(323,179)	(196,140)	(973,120)	(686,661)
Land cost of sales	(1,613)	(8,314)	(4,823)	(10,796)
Inventory impairments	(1,105)	(283)	(1,105)	(12,965)

Total cost of sales	(325,897)	(204,737)	(979,048)	(710,422)

Gross margin	64,968	34,355	177,094	106,601

Selling, general and administrative expenses	(44,160)	(35,934)	(167,295)	(179,105)
Interest income	6,747	6,631	23,398	26,068
Interest expense	—	(1,200)	(808)	(20,842)
Other income (expense)	(364)	(22,365)	228	(43,350)

Homebuilding pretax income (loss)	22,191	(18,513)	32,617	(110,628)

Financial Services:
Revenues	14,908	8,111	46,881	26,086
Expenses	(8,186)	(10,244)	(21,645)	(26,306)
Interest and other income	938	870	3,262	3,376

Financial services pretax income (loss)	7,660	(1,263)	28,498	3,156

Income (loss) before income taxes	29,851	(19,776)	61,115	(107,472)
Benefit (provision) for income taxes	(181)	955	1,584	9,082

Net income (loss)	$29,670	$(18,821)	$62,699	$(98,390)

Other comprehensive income (loss):
Unrealized gain related to available-for-sale securities	1,133	6,781	12,078	(12,124)

Comprehensive income (loss)	$30,803	$(12,040)	$74,777	$(110,514)

Earnings (loss) per share:
Basic	$0.60	$(0.40)	$1.29	$(2.12)
Diluted	$0.59	$(0.40)	$1.28	$(2.12)
Weighted Average Common Shares Outstanding:
Basic	48,140,725	47,011,311	47,660,629	46,796,334
Diluted	48,865,996	47,011,311	48,064,839	46,796,334
Dividends declared per share	$1.25	$0.25	$2.00	$1.00

M.D.C. HOLDINGS, INC.

Consolidated Balance Sheets

	December 31,
	2012	2011
	(Dollars in thousands, except per share amounts)
	(Unaudited)
ASSETS
Homebuilding:
Cash and cash equivalents	$129,535	$316,418
Marketable securities	519,465	485,434
Restricted cash	1,859	667
Trade and other receivables	28,163	21,593
Inventories:
Housing completed or under construction	512,949	300,714
Land and land under development	489,572	505,338

Total inventories	1,002,521	806,052
Property and equipment, net	33,125	36,277
Deferred tax asset, net of valuation allowance of $248,306 and $281,178 at December 31, 2012 and 2011, respectively	—	—
Prepaid expenses and other assets	44,777	50,423

Total homebuilding assets	1,759,445	1,716,864

Financial Services:
Cash and cash equivalents	30,560	26,943
Marketable securities	32,473	34,509
Mortgage loans held-for-sale, net	119,953	78,335
Prepaid expenses and other assets	3,010	2,074

Total financial services assets	185,996	141,861

Total Assets	$1,945,441	$1,858,725

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$73,055	$25,645
Accrued liabilities	118,456	119,188
Senior notes, net	744,842	744,108

Total homebuilding liabilities	936,353	888,941
Financial Services:
Accounts payable and accrued liabilities	51,864	52,446
Mortgage repurchase facility	76,327	48,702

Total financial services liabilities	128,191	101,148

Total Liabilities	1,064,544	990,089
Stockholders’ Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 48,698,757 issued and outstanding at December 31, 2012 and 48,017,108 and 47,957,196 issued and outstanding, respectively, at December 31, 2011	487	480
Additional paid-in-capital	896,861	863,128
Retained earnings (accumulated defecit)	(21,289)	12,927
Accumulated other comprehensive income (loss)	4,838	(7,240)
Treasury stock, at cost; no shares at December 31, 2012 and 59,912 at December 31, 2011	—	(659)

Total Stockholders’ Equity	880,897	868,636

Total Liabilities and Stockholders’ Equity	$1,945,441	$1,858,725

M.D.C. HOLDINGS, INC.

Consolidated Statement of Cash Flows

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(Dollars in thousands)
	(Unaudited)
Operating Activities:
Net income (loss)	$29,670	$(18,821)	$62,699	$(98,390)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss on extinguishment of senior notes	—	20,236	—	38,795
Stock-based compensation expense	3,597	3,340	16,225	15,432
Depreciation and amortization	1,058	1,658	4,766	6,371
Inventory impairments and write-offs of land option deposits	1,429	2,126	1,843	20,009
Amortization of (premium) discount on marketable debt securities	317	(333)	596	1,271
Net changes in assets and liabilities:
Restricted cash	225	15	(1,192)	(247)
Trade and other receivables	7,462	(4,036)	(6,223)	12,078
Mortgage loans held-for-sale	(33,305)	(36,034)	(41,618)	(13,221)
Housing completed or under construction	(9,160)	32,616	(212,154)	86,477
Land and land under development	(97,092)	11,773	15,314	(93,381)
Prepaid expenses and other assets	4,203	12,901	3,650	10,119
Accounts payable	23,410	(1,289)	47,473	(9,012)
Accrued liabilities	9,822	(23,693)	(198)	(56,585)

Net cash provided by (used in) operating activities	(58,364)	459	(108,819)	(80,284)

Investing Activities:
Purchase of marketable securities	(81,534)	(42,344)	(478,701)	(330,968)
Maturity of marketable securities	2,250	38,980	108,250	492,051
Sale of marketable securities	64,882	26,606	349,938	275,038
Purchase of property and equipment and other	(310)	(140)	(1,268)	(31,857)

Net cash provided by (used in) investing activities	(14,712)	23,102	(21,781)	404,264

Financing Activities:
Extinguishment of senior notes	—	(282,821)	—	(537,724)
Payments on mortgage repurchase facility	(58,873)	(34,918)	(196,402)	(91,372)
Advances on mortgage repurchase facility	88,312	72,912	224,027	114,640
Dividend payments	(60,869)	(11,872)	(96,915)	(47,432)
Proceeds from exercise of stock options	804	8,998	16,624	9,044

Net cash provided by (used in) financing activities	(30,626)	(247,701)	(52,666)	(552,844)

Net increase (decrease) in cash and cash equivalents	(103,702)	(224,140)	(183,266)	(228,864)
Cash and cash equivalents:
Beginning of period	263,797	567,501	343,361	572,225

End of period	$160,095	$343,361	$160,095	$343,361

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

New Home Deliveries:

	Three Months Ended December 31,
	2012			2011			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	185	$41,358	$223.6	122	$22,950	$188.1	52%	80%	19%
California	224	76,722	342.5	104	30,934	297.4	115%	148%	15%
Nevada	165	37,990	230.2	108	19,683	182.3	53%	93%	26%
Washington	81	25,014	308.8	46	11,798	256.5	76%	112%	20%

West	655	181,084	276.5	380	85,365	224.6	72%	112%	23%

Colorado	268	96,493	360.0	211	71,679	339.7	27%	35%	6%
Utah	75	22,132	295.1	47	12,576	267.6	60%	76%	10%

Mountain	343	118,625	345.8	258	84,255	326.6	33%	41%	6%

Maryland	77	31,523	409.4	54	24,806	459.4	43%	27%	-11%
Virginia	84	42,672	508.0	60	26,683	444.7	40%	60%	14%
Florida	62	15,237	245.8	36	8,499	236.1	72%	79%	4%
Illinois	—	—	—	4	1,124	281.0	N/M	N/M	N/M

East	223	89,432	401.0	154	61,112	396.8	45%	46%	1%

Total	1,221	$389,141	$318.7	792	$230,732	$291.3	54%	69%	9%

	Year Ended December 31,
	2012			2011			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	603	$131,278	$217.7	423	$80,133	$189.4	43%	64%	15%
California	543	184,490	339.8	272	83,488	306.9	100%	121%	11%
Nevada	604	125,725	208.2	331	61,833	186.8	82%	103%	11%
Washington	247	73,074	295.8	146	38,710	265.1	69%	89%	12%

West	1,997	514,567	257.7	1,172	264,164	225.4	70%	95%	14%

Colorado	807	289,416	358.6	748	251,935	336.8	8%	15%	6%
Utah	226	64,006	283.2	225	61,761	274.5	0%	4%	3%

Mountain	1,033	353,422	342.1	973	313,696	322.4	6%	13%	6%

Maryland	233	99,476	426.9	207	90,312	436.3	13%	10%	-2%
Virginia	280	135,067	482.4	211	90,844	430.5	33%	49%	12%
Florida	195	47,915	245.7	190	43,450	228.7	3%	10%	7%
Illinois	2	551	275.5	9	2,698	299.8	N/M	N/M	N/M

East	710	283,009	398.6	617	227,304	368.4	15%	25%	8%

Total	3,740	$1,150,998	$307.8	2,762	$805,164	$291.5	35%	43%	6%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Net New Orders:

	Three Months Ended December 31,
	2012			2011			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	56	$12,436	$222.1	77	$13,216	$171.6	-27%	-6%	29%
California	143	49,641	347.1	64	19,419	303.4	123%	156%	14%
Nevada	130	31,271	240.5	62	10,755	173.5	110%	191%	39%
Washington	56	18,285	326.5	56	15,113	269.9	0%	21%	21%

West	385	111,633	290.0	259	58,503	225.9	49%	91%	28%

Colorado	247	87,289	353.4	148	50,111	338.6	67%	74%	4%
Utah	36	10,589	294.1	10	2,606	260.6	260%	306%	13%

Mountain	283	97,878	345.9	158	52,717	333.7	79%	86%	4%

Maryland	68	26,812	394.3	26	11,653	448.2	162%	130%	-12%
Virginia	86	43,004	500.0	39	20,434	523.9	121%	110%	-5%
Florida	47	12,991	276.4	38	9,253	243.5	24%	40%	14%
Illinois	—	—	—	3	802	267.3	N/M	N/M	N/M

East	201	82,807	412.0	106	42,142	397.6	90%	96%	4%

Total	869	$292,318	$336.4	523	$153,362	$293.2	66%	91%	15%

	Year Ended December 31,
	2012			2011			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	625	$137,159	$219.5	467	$87,223	$186.8	34%	57%	17%
California	654	225,174	344.3	311	92,760	298.3	110%	143%	15%
Nevada	652	146,094	224.1	411	75,011	182.5	59%	95%	23%
Washington	272	82,325	302.7	124	32,577	262.7	119%	153%	15%

West	2,203	590,752	268.2	1,313	287,571	219.0	68%	105%	22%

Colorado	1,044	364,056	348.7	708	240,671	339.9	47%	51%	3%
Utah	239	71,080	297.4	224	61,760	275.7	7%	15%	8%

Mountain	1,283	435,136	339.2	932	302,431	324.5	38%	44%	5%

Maryland	303	129,891	428.7	194	87,279	449.9	56%	49%	-5%
Virginia	362	179,744	496.5	244	109,103	447.1	48%	65%	11%
Florida	189	46,493	246.0	196	45,592	232.6	-4%	2%	6%
Illinois	2	550	275.0	8	2,279	284.9	N/M	N/M	N/M

East	856	356,678	416.7	642	244,253	380.5	33%	46%	10%

Total	4,342	$1,382,566	$318.4	2,887	$834,255	$289.0	50%	66%	10%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Active Subdivisions:

	December 31,
	2012	2011	% Change
Arizona	12	25	-52%
California	13	17	-24%
Nevada	12	20	-40%
Washington	10	9	11%

West	47	71	-34%

Colorado	42	47	-11%
Utah	14	21	-33%

Mountain	56	68	-18%

Maryland	18	16	13%
Virginia	12	15	-20%
Florida	15	17	-12%

East	45	48	-6%

Total	148	187	-21%

Average for quarter ended	156	185	-16%

Average for year ended	173	171	1%

Backlog:

	December 31,
	2012			2011			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	150	$35,064	$233.8	128	$26,875	$210.0	17%	30%	11%
California	229	78,400	342.4	118	37,341	316.4	94%	110%	8%
Nevada	204	50,533	247.7	156	29,969	192.1	31%	69%	29%
Washington	79	26,761	338.7	54	14,958	277.0	46%	79%	22%

West	662	190,758	288.2	456	109,143	239.3	45%	75%	20%

Colorado	470	174,280	370.8	233	84,519	362.7	102%	106%	2%
Utah	81	25,058	309.4	68	19,253	283.1	19%	30%	9%

Mountain	551	199,338	361.8	301	103,772	344.8	83%	92%	5%

Maryland	183	79,162	432.6	113	48,987	433.5	62%	62%	0%
Virginia	185	92,303	498.9	103	49,953	485.0	80%	85%	3%
Florida	64	17,452	272.7	70	18,020	257.4	-9%	-3%	6%

East	432	188,917	437.3	286	116,960	409.0	51%	62%	7%

Total	1,645	$579,013	$352.0	1,043	$329,875	$316.3	58%	76%	11%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Homes Completed or Under Construction (WIP lots):

	December 31,
	2012	2011	% Change
Unsold
Completed	221	146	51%
Under construction—frame	421	249	69%
Under construction—foundation	183	79	132%

Total unsold started homes	825	474	74%

Sold homes under construction or completed	1,147	638	80%
Model homes	221	226	-2%

Total homes completed or under construction	2,193	1,338	64%

Lots Owned and Optioned (including homes completed or under construction):

	December 31, 2012			December 31, 2011
	Lots Owned	Lots Optioned	Total	Lots Owned	Lots Optioned	Total
Arizona	1,763	80	1,843	955	92	1,047
California	1,080	—	1,080	1,384	—	1,384
Nevada	1,226	40	1,266	1,191	33	1,224
Washington	472	162	634	385	147	532

West	4,541	282	4,823	3,915	272	4,187

Colorado	3,335	508	3,843	3,220	321	3,541
Utah	532	13	545	607	17	624

Mountain	3,867	521	4,388	3,827	338	4,165

Maryland	577	315	892	564	598	1,162
Virginia	553	263	816	678	173	851
Florida	365	159	524	330	340	670
Illinois	—	—	—	125	—	125

East	1,495	737	2,232	1,697	1,111	2,808

Total	9,903	1,540	11,443	9,439	1,721	11,160

M.D.C. HOLDINGS, INC.

Reconciliation of Non-GAAP Financial Measures

Gross margin from home sales before impairments is a non-GAAP financial measure. We believe this information is meaningful as it isolates the impact that inventory impairments has on our Gross Margin from Home Sales and permits investors to make better comparisons with our competitors, who also break out and adjust gross margins in a similar fashion.

	Three Months Ended				Year Ended
	December 31, 2012	Gross Margin %	December 31, 2011	Gross Margin %	December 31, 2012	Gross Margin %	December 31, 2011	Gross Margin %
	(Dollars in thousands)
Gross Margin	$64,968	16.6%	$34,355	14.4%	$177,094	15.3%	$106,601	13.0%
Less: Land Sales Revenue	(1,724)		(8,360)		(5,144)		(11,859)
Add: Land Cost of Sales	1,613		8,314		4,823		10,796

Gross Margin from Home Sales	$64,857	16.7%	$34,309	14.9%	$176,773	15.4%	$105,538	13.1%
Add: Inventory Impairments	1,105		283		1,105		12,965

Gross Margin from Home Sales before Impairments	$65,962	17.0%	$34,592	15.0%	$177,878	15.5%	$118,503	14.7%